EXHIBIT 8

THE FOLLOWING TABLE SETS FORTH OUR PRINCIPAL GROUP COMPANIES:
Unless otherwise stated our participating interest is 100%, or almost 100%

COMPANIES TREATED AS PART OF THE INSURANCE OPERATIONS

The Netherlands
ING Verzekeringen N.V.	The Hague
ING Vastgoed Belegging B.V.	The Hague
N.V. Nationale Borg-Maatschappij	Amsterdam
Nationale-Nederlanden Levensverzekering Maatschappij N.V.	Rotterdam
Nationale-Nederlanden Schadeverzekering Maatschappij N.V.	The Hague
Nationale-Nederlanden Zorgverzekering N.V.	The Hague
Parcom Ventures B.V.	Utrecht
Postbank Levensverzekering N.V.	The Hague
Postbank Schadeverzekering N.V.	The Hague
RVS Levensverzekering N.V.	Rotterdam
RVS Schadeverzekering N.V.	Ede
Movir N.V.	Nieuwegein

Belgium
ING Insurance N.V.	Antwerp

Rest of Europe
ING Sviluppo Finanziaria S.P.A.	Milan, Italy
Nationale-Nederlanden Poist’ovna A.S.	Bratislava, Slovakia
Nationale-Nederlanden Life Insurance Company Poland	Warsaw, Poland
NN Pension Fund Poland	Warsaw, Poland
ING Nederlanden Asigurari de Viata S.A.	Bucharest, Romania
NN Life Insurance Company S.A.	Athens, Greece
NN Greek General Insurance Company S.A.	Athens, Greece
ING Magyarországi Biztosító Rt.	Budapest, Hungary
NN Vida, Compañia de Seguros y Reasuguros S.A.	Madrid, Spain
NN Generales Compañia de Seguros y Reasuguros S.A.	Madrid, Spain

North America
Belair Insurance Company Inc.	Montreal, Quebec, Canada
ING Insurance Company of Canada	Toronto, Ontario, Canada
ING Novex Insurance Company of Canada	Toronto, Ontario, Canada
ING Western Union Insurance Company	Calgary, Alberta, Canada
The Nordic Insurance Company of Canada	Toronto, Ontario, Canada
Equitable of Iowa Life Insurance Company	Des Moines, Iowa, U.S.A.
Golden American Life Insurance Company	Wilmington, Delaware, U.S.A.
ING America Insurance Holdings, Inc.	Wilmington, Delaware, U.S.A.
ING International Insurance Holdings, Inc.	Hartford, Connecticut, U.S.A.
ING Life Insurance and Annuity Company	Hartford, Connecticut, U.S.A.
ING North America Insurance Corporation	Atlanta, Georgia, U.S.A.
Life Insurance Company of Georgia	Atlanta, Georgia, U.S.A.
Lion Connecticut Holdings Inc.	Hartford, Connecticut, U.S.A.
ReliaStar Life Insurance Company	Minneapolis, Minnesota, U.S.A.
Security Life of Denver Insurance Company	Denver, Colorado, U.S.A.
Southland Life Insurance Company	Atlanta, Georgia, U.S.A.
United Life & Annuity Insurance Company	Des Moines, Iowa, U.S.A.
USG Annuity and Life Company	Oklahoma City, Oklahoma, U.S.A.
GBM Atlantico	Mexico City, Mexico
ING Seguros, S.A. de C.V.	Mexico City, Mexico
Pensiones Bital, S.A.	Mexico City, Mexico
Seguros Bital, S.A. de C.V.	Mexico City, Mexico

South America
FATUM/De Nederlanden van 1845 Schadeverzekering N.V.	Curaçao, Netherlands Antilles
ING Seguros de Vida S.A.	Santiago, Chile

Asia
ING Indonesia Insurance P.T.	Jakarta, Indonesia
ING Life Insurance Company Ltd.	Tokyo, Japan
ING Life Insurance Company, Korea, Ltd. (80%)	Seoul, South Korea

Australia
ING Australia Limited*	Sydney, Australia
ING Australia Pty. Ltd.	Sydney, Australia

Reinsurance companies
ING Re (Netherlands) N.V.	The Hague, the Netherlands

Branches
In addition, ING Insurance and its subsidiaries have offices in Argentina, Brazil, China, Czech Republic, India, Luxembourg

* including ANZ (51%)

COMPANIES TREATED AS PART OF THE BANKING OPERATIONS

The Netherlands
ING Bank N.V.	Amsterdam
Bank Mendes Gans N.V. (97.79%)	Amsterdam
CenE Bankiers N.V.	Utrecht
ING Car Lease Nederland B.V.	’s-Hertogenbosch
ING Bank Corporate Investments B.V.	Amsterdam
ING Trust (Nederland) B.V.	Amsterdam
ING Vastgoed B B.V.	The Hague
ING Vastgoed Ontwikkeling B.V.	The Hague
InterAdvies N.V.	Amsterdam
Nationale-Nederlanden Financiële Diensten B.V.	Amsterdam
N.V. Nationale Volksbank (NVB)	Amsterdam
NMB-Heller Holding N.V. (50%)*	Amsterdam
Postbank N.V.	Amsterdam
Postbank Groen N.V.	Amsterdam
Postkantoren B.V. (50%)	Groningen
Stichting Regio Bank	Amsterdam
Wijkertunnel Beheer II B.V.	Amsterdam

Belgium
Bank Brussel Lambert N.V.	Brussels
Vermeulen Raemdonck N.V.	Brussels

Rest of Europe
Bank Slaski S.A. (87.8%)	Katowice, Poland
Baring Asset Management Holdings Ltd.	London, United Kingdom
BHF-BANK A.G.	Frankfurt, Germany
Allgemeine Deutsche Direktbank (70%)	Frankfurt, Germany

North America
Furman Selz Holding LLC	New York, NY, U.S.A.
ING Financial Holdings Corporation	New York, NY, U.S.A.
ING Bank of Canada	Toronto, Ontario, Canada

South America
ING Empreendimentos e Participações Ltda.	São Paulo, Brazil
ING Inversiones Ltda.	Bogota, Colombia
ING Servicios C.A.	Caracas, Venezuela
ING Sociedad De Bolsa (Argentina) S.A.	Buenos Aires, Argentina
ING Trust (Antilles) N.V.	Curaçao, Netherlands Antilles
Middenbank Curaçao N.V.	Curaçao, Netherlands Antilles

Australia
ING Bank (Australia) Ltd.	Sydney, Australia

Asia
ING Baring Securities (Japan) Ltd.	Tokyo, Japan
ING Capital Markets (Hong Kong) Ltd.	Hong Kong, China
ING Futures & Options (Hong Kong) Ltd.	Hong Kong, China
ING Merchant Bank (Singapore) Ltd.	Singapore, Singapore
P.T. ING Indonesia Bank (85%)	Jakarta, Indonesia
ING Vysya Bank Ltd. (44%)	Bangalore, India

Other
ING Direct N.V.	Canada, Germany, Spain, Australia, France, USA, Italy

Branches
ING Bank N.V. has offices in most of the major financial centres, including London, Frankfurt, Hong Kong and Tokyo. In addition, ING Bank and/or BBL have offices in Asunción, Athens, Bangkok, Bratislava, Bucharest, Buenos Aires, Cairo, Curaçao, Dubai, Dublin, Havana, Istanbul, Kigali, Kinshasa, Lima, Madrid, Manila, Mexico, New Delhi, Paris, Prague, São Paulo, Seoul, Shanghai, Singapore, Sofia, Taipei, Vienna and Warsaw among others.

* Proportionally consolidated